DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS

Registration No. 811-06324
FORM N-SAR
Semi-Annual Period Ended May 31, 2012

SUB-ITEM 77Q.1: Exhibits

Exhibit Reference

77.Q.1(e).1 Investment Management Agreement (January 4, 2010) by and between
Delaware Group Global & International Funds and Delaware Management
Company, a series of Delaware Management Business Trust, attached as
Exhibit.

77.Q.1(e).2 Amendment No. 1 to Exhibit A of the Investment Management Agreement
(January 4, 2010) between Delaware Group Global & International Funds and Delaware Management Company, a series of Delaware Management
Business Trust, dated March 16, 2010, attached as Exhibit.
WS: MFG_Philadelphia: 861872: v1
WS: MFG_Philadelphia: 861872: v1